Exhibit 23

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S8 (No. 333-166306) of International Barrier Technology Inc. of our report dated September 28, 2015, relating to the consolidated financial statements which appears in this Form 10-K.

/s/ BDO CANADA LLP

Vancouver, Canada

September 28, 2015